Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On July 18, 2008, pursuant to the terms of the Stock Purchase Agreement, dated May 15, 2008 (the “Stock Purchase Agreement”), between VeriChip Corporation, a Delaware corporation (the “Company”), and The Stanley Works, a Connecticut corporation (“Stanley”), the Company completed the sale of all of the outstanding capital stock of its wholly-owned subsidiary, Xmark Corporation, a corporation governed under the laws of Canada (“Xmark”), to Stanley Canada Corporation, a wholly-owned subsidiary of Stanley, for $47.9 million in cash (the “Xmark Transaction”), which consists of a $45 million purchase price plus a balance sheet adjustment of $2.9 million. Under the terms of the Stock Purchase Agreement, $4.5 million of the proceeds will be held in escrow for a period of 12 months.
The following unaudited pro forma condensed consolidated financial statements give effect to our sale of Xmark and our proposed initial, special cash dividend. The statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007 filed with the SEC on March 28, 2008 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008 filed with the SEC on May 15, 2008, both of which are incorporated by reference herein.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 assumes the Xmark Transaction occurred on March 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 give effect to the Xmark Transaction as if it had occurred as of the beginning of those periods.
The unaudited pro forma financial information is presented for illustrative purposes and is not designed to represent, and does not represent, what the financial position or operating results would have been had the Xmark Transaction been completed as of the dates assumed, nor is it intended to project our future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At March 31, 2008
(dollars in thousands)

		Pro Forma Adjustments
		Sales of			Pro Forma
		Xmark			Without	Pro Forma
	Historical	(a)	Other		Xmark	Adjustment	As Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$4,935	$40,803	$(21,691)	(b)(c)	$24,047	$(15,000) (f)	$9,047
Restricted cash	—	4,500	—		4,500	—	4,500
Accounts receivable, net	5,395	(5,381)	—		14	—	14
Inventories	2,604	(2,498)	—		106	—	106
Pre-paid expenses and other	2,149	(507)	(500)	(b)	1,142	—	1,142

Total current assets	15,083	36,917	(22,191)		29,809	(15,000)	14,809
Property and equipment, net	875	(770)	—		105		105
Goodwill and other intangible assets, net	32,080	(32,080)	—		—	—	—

TOTAL ASSETS	$48,038	$4,067	(22,191)		$29,914	$(15,000)	$14,914

LIABILITIES
Current liabilities:
Note payable	$8,000	$—	$(8,000)	(b)	$—	$—	$—
Accounts payable	1,086	(858)	—		228	—	228
Deferred gain on sale		4,500	—		4,500	—	4,500
Accrued expenses and other liabilities	3,704	(2,812)	—		892	—	892

Total current liabilities	12,790	830	(8,000)		5,620	—	5,620
Deferred taxes	3,693	(3,693)	—		—	—	—
Note payable, stockholder	7,595	—	(7,595)	(b)	—	—	—

TOTAL LIABILITIES	24,078	(2,863)	(15,595)		5,620	—	5,620

Stockholders’ equity	23,960	6,930	(6,596)	(b)(c)	24,294	(15,000) (f)	9,294

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,038	$4,067	$(22,191)		$29,914	$(15,000)	$14,914

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Year Ended December 31, 2007
(dollars in thousands, except per share data)

		Pro Forma Adjustments
		Elimination		Pro Forma
		of Xmark		Without	Pro Forma
	Historical	(e)	Other	Xmark	Adjustments	As Adjusted

Revenue	$30,780	$(30,704)	$—	$76	—	$76
Cost of revenue	14,309	(13,948)	—	361	—	361

Gross profit	16,471	(16,756)	—	(285)	—	(285)
Operating expenses	27,518	(15,428)	—	12,090	8,979 (c)	21,069

Loss from operations	(11,047)	(1,328)	—	(12,375)	(8,979)	(21,354)
Interest (income) and other expense	222	(502)	—	(280)	(6,930) (a)	(7,210)
Interest expense	1,698	(25)	(1,673) (d)	—	—	—

Other expenses	1,920	(527)	(1,673)	(280)	(6,930)	(7,210)

Loss before income taxes	(12,967)	(801)	1,673	(12,095)	(2,049)	(14,144)
Income tax benefit	(1,056)	1,056	—	—	—	—

Net loss from continuing operations	$(11,911)	$(1,857)	$(1,673)	$(12,095)	$(2,049)	$(14,144)

Net loss per common share from continuing operations — basic and diluted	$(1.36)			$(1.38)		$(1.62)

Weighted average number of shares outstanding — basic and diluted	8,756			8,756		8,756

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Three Months Ended March 31, 2008
(dollars in thousands, except per share data)

		Pro Forma Adjustments
		Elimination			Pro Forma
		of Xmark			Without	Pro Forma
	Historical	(e)	Other		Xmark	Adjustments	As Adjusted

Revenue	$8,598	$(8,595)	$—		$3	$—	$3
Cost of revenue	3,558	(3,558)	—		—	—	—

Gross profit	5,040	(5,037)	—		3	—	3
Operating expenses	7,211	(4,130)	—		3,081	8,979 (c)	12,060

Loss from operations	(2,171)	(907)	—		(3,078)	(8, 979)	(12,057)
Interest (income) and other expense	52	93	—		145	(6,930) (a)	(6,785)
Interest expense	361	—	(361)	(d)	—	—	—

Other expenses	413	93	(361)		145	(6,930)	(6,785)

Loss before income taxes	(2,584)	(1,000)	361		(3,223)	(2,049)	(5,272)
Income tax provision	283	(283)	—		—	—	—

Net loss from continuing operations	$(2,867)	$(717)	$361		$(3,223)	$(2,049)	$(5,272)

Net loss per common share from continuing operations — basic and diluted	$(0.30)				$(0.34)		$(0.55)

Weighted average number of shares outstanding — basic and diluted	9,604				9,604		9,604

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed
Consolidated Financial Statements

Note 1	Basis of Presentation
The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2007 and the three months ended March 31, 2008 presented herein have been prepared based on historical reported amounts, adjusted to reflect: (1) the deconsolidation of Xmark and the assumed reduction of interest expense from the retirement of all debt after the sale of Xmark, and (2) the costs incurred and the initial gain from the sale of Xmark. In conjunction with the terms of the Stock Purchase Agreement, $4.5 million will be placed in a twelve-month escrow to fund indemnification obligations, if any, that may arise during that time. We will defer any gain on the escrowed proceeds until the escrow is settled.
The unaudited pro forma balance sheet as of March 31, 2008 presented herein has been prepared based on historical reported amounts, adjusted to reflect: (1) the sale of Xmark, including estimated proceeds received; assets and liabilities sold and transferred; debt retired and contractual obligations settled; and (2) our proposed $15 million initial, special cash dividend, which amount is subject to reduction due to uncertainties regarding the ultimate amount of our liabilities following the Xmark Transaction.

Note 2	Sale of Xmark
The estimated net sales price and gain on the sale of Xmark is as follows (in thousands):

Base sales price	$45,000
Less estimated transaction costs(3)	(1,100)
Plus estimated Aggregate Adjustment pursuant to Stock Purchase Agreement(1)	2,863

Net sales price to VeriChip, after transaction costs	$46,763

Consisting of:
Cash	$42,263
Restricted cash(2)	4,500

Net sales price to VeriChip, after transaction costs	46,634
Book value of VeriChip’s ownership interest in Xmark	35,333

Gain on sale of Xmark(2)	$11,430

(1)	Based on the Xmark balance sheet at March 31, 2008 and calculated pursuant to the Stock Purchase Agreement.

(2)	To be held in escrow after closing for twelve months to fund indemnification obligations, if any.

The gain related the $4.5 million will be deferred until the escrow is settled.

(3)	Estimate of transaction costs, including legal, banking and accounting fees.

Note 3	Pro Forma Adjustments
The following are descriptions of the pro forma adjustments related to the sale of Xmark, identified as (a) through (f) in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations (in thousands):
(a)	Proceeds to be received from the sale of Xmark and the sale of assets and liabilities pursuant to the Stock Purchase Agreement. The gain of $4.5 million related to the escrow agreement will be deferred until the escrow is settled. See Note 2 for a more complete description of the proceeds and resulting gain on the sale of Xmark.

(b)	Retirement of our notes payable to Valens Offshore and Digital Angel, including a gain on retirement of the Digital Angel debt of $2.5 million and a pre-payment fee of $120 thousand on the Valens Offshore debt. The net gain of $2.4 million has been included as a pro forma adjustment in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, but has not been included in the Unaudited Pro Forma Statements of Operations.
The table below details the payments related to the retirement of debt:

		Valens
	Digital Angel	Offshore	Total

Debt outstanding at March 31, 2008	$7,595	$8,000	$15,595
Amount pre-paid in December 2007	(500)	—	(500)
Gain on early extinguishment	(2,503)	—	(2,503)
Pre-payment fee	—	120	120

Payment required to retire all outstanding debt	$4,592	$8,120	$12,712

(c)	Includes payments to officers and employees of $9.0 million related to contractual commitments for the settlement of employment contract obligations, change of control payments, and transaction bonus agreements.

(d)	Reduction of interest expense from the assumed retirement of debt.

(e)	Elimination of the operating results of Xmark.

(f)	We plan to pay an initial, special cash dividend of $15 million upon completion of the Xmark Transaction. However, the actual amount may be lower due to uncertainties regarding the ultimate amount of our liabilities following the Xmark Transaction. We also plan to distribute any proceeds from the sale of our VeriMed business and the release of the escrow from the sale of Xmark at the completion of the escrow period in the form of an additional dividend. The table below presents the estimated use of initial proceeds:

Estimated net sales price (see Note 2)	$46,763
Less twelve month escrow	(4,500)

Sub-Total	42,263
Estimated use of initial proceeds:
Retirement of debt	(12,712)
Contractual commitments	(8,979)
Allocation to working capital	(5,572)

Net sales price available for initial, special cash dividend	$15,000